Exhibit 10.4

Silicon Valley Bank

Loan and Security Agreement

Borrower:	XPLORE TECHNOLOGIES CORPORATION OF AMERICA
Address:	14000 Summit Drive, Suite 900
Austin, Texas 78728
(FAX: 512-336-7791)

Date:	September 15, 2005

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK (“Silicon” or “Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower(s) named above (jointly and severally, the “Borrower”), whose chief executive office is located at the above address (“Borrower’s Address”). The Schedule to this Agreement (the “Schedule”) shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.             LOANS.

1.1  Loans. Silicon will make loans to Borrower (the “Loans”) up to the amounts (the “Maximum Credit Limit”) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

1.2  Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon’s discretion, be charged to Borrower’s loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower’s Deposit Accounts maintained with Silicon. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Silicon minimum monthly interest during the term of this Agreement in the amount set forth on the Schedule (the “Minimum Monthly Interest”).

1.3  Overadvances. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Maximum Credit Limit (an “Overadvance”), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower’s obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

1.4  Fees. Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

1.5 Loan Requests. To obtain a Loan, Borrower shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon (Pacific Standard Time) will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon believes is an authorized representative of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.

1.6  Letters of Credit. At the request of Borrower, Silicon may, in its good faith business judgment, issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance satisfactory to Silicon in its sole discretion (collectively, “Letters of Credit”). The aggregate face amount of all Letters of Credit from time to time outstanding shall not exceed the amount shown on the Schedule (the “Letter of Credit Sublimit”), and shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Borrower shall pay all bank charges (including charges of Silicon) for the issuance of Letters of Credit, together with such additional fee as Silicon’s letter of credit department shall charge in connection with the issuance of the Letters of Credit. Any payment by Silicon under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty days prior to the Maturity Date. Borrower hereby agrees to indemnify and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, expenses, and reasonable attorneys’ fees incurred by Silicon arising out of or in connection with any Letters of Credit other than those arising from Silicon’s gross negligence or willful misconduct. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Silicon and opened for Borrower’s account or by Silicon’s interpretations of any Letter of Credit issued by Silicon for Borrower’s account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto other than Silicon’s gross negligence or willful misconduct. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon’s indemnification of any such issuing bank. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other Loan Documents relating to Letters of Credit are cumulative.

2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the “Collateral”):  all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower’s books relating to any and all of the above.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

3.1  Corporate Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), and (iii) do not violate Borrower’s articles or certificate of incorporation, or Borrower’s by-laws, or any law or any  material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

3.2  Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower’s present and prior trade names. Borrower shall give Silicon 30 days’ prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

3.3  Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower’s chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower’s Address or one of the locations set forth in the Representations, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $30,000 fair market value of Equipment is kept at each location.

3.4  Title to Collateral; Perfection; Permitted Liens.

(a)  Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others.

(b)   Borrower has set forth in the Representations all of Borrower’s Deposit Accounts, and Borrower will give Silicon five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon’s security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

(c) In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower’s attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrower shall execute and deliver all such documents and take all such actions as Silicon shall request in connection therewith.

(d)   None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any non-statutory rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower’s right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5  Maintenance of Collateral. Borrower will maintain the Collateral in good working condition (ordinary wear and tear and damage due to casualty excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

3.6  Books and Records. Borrower has maintained and will maintain at Borrower’s Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

3.7  Financial Condition, Statements and Reports. With the exception of certain restatements of Borrower’s financial statements for fiscal years 2002, 2003 and 2004 and certain interim periods for fiscal year 2005, all financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

3.8  Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower’s obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

3.9  Compliance with Law. Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, and all environmental matters.

3.10  Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower’s knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $50,000 or more, or involving $100,000  or more in the aggregate.

3.11  Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

4. ACCOUNTS.

4.1  Representations Relating to Accounts. Borrower represents and warrants to Silicon as follows:  Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale and delivery of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower’s business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

4.2  Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Silicon as follows:  All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower’s books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

4.3  Schedules and Documents relating to Accounts. Borrower shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Silicon’s security interest and other rights in all of Borrower’s Accounts, nor shall Silicon’s failure to advance or lend against a specific Account affect or limit Silicon’s security interest and other rights therein. If requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

4.4  Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, subject to the terms provided in the Schedule, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed, to be applied to the Obligations in such order as Silicon shall determine. Any proceeds in excess of the Obligations shall be transferred to Borrower’s operating account with Silicon. Silicon may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other “blocked account” as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify in its good faith business judgment.

4.5. Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.6  Disputes. Borrower shall notify Silicon promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm’s length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Maximum Credit Limit.

4.7  Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

4.8  Verification. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

4.9  No Liability. Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5. ADDITIONAL DUTIES OF BORROWER.

5.1  Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

5.2  Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices for Borrower’s industry and locations, and Borrower shall provide evidence of such insurance to Silicon. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower’s expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

5.3  Reports. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time specify in its good faith business judgment.

5.4  Access to Collateral, Books and Records. At reasonable times, and on one Business Day’s notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower’s books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its subsidiaries or affiliates in connection with their business with Borrower and to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon’s then current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Silicon schedule an audit more than 10 days in advance, and Borrower seeks to reschedules the audit with less than 10 days written notice to Silicon, then (without limiting any of Silicon’s rights or remedies), Borrower shall pay Silicon a cancellation fee of the amount of any actual out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation.

5.5  Negative Covenants. Except as may be permitted in the Schedule, Borrower shall not, without Silicon’s prior written consent (which shall be a matter of its good faith business judgment), do any of the following:  (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business, except the re-incorporation contemplated by Section 8(c) of the Schedule; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower’s business, the grant of non-exclusive licenses and similar arrangements for the use of property of Borrower in the ordinary course of business, and the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or other third party unless Borrower obtains subordination agreements acceptable to Silicon; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets, other than Permitted Investments; (viii) incur any debts, outside the ordinary course of business, which would result in a Material Adverse Change, other than Permitted Indebtedness; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity, other than Permitted Indebtedness; (x) pay or declare any dividends on Borrower’s stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s stock; (xii) make any change in Borrower’s capital structure which would result in a Material Adverse Change, except the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment; or (xiii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or (xiv) dissolve or elect to dissolve; or (xv) prepay any Subordinated Debt, except as permitted pursuant to the terms thereof or the terms of the relevant subordination agreement governing such Subordinated Debt. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

5.6  Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.7  Further Assurances. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions as Silicon may in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon’s perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement. Borrower authorizes Silicon to file such UCC-1 financing statements under the Code as Silicon deems necessary.

6. TERM.

6.1  Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the “Maturity Date”), subject to Section 6.3 below.

6.2  Early Termination. This Agreement may be terminated prior to the Maturity Date as follows:  (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default after any applicable cure period has expired, without notice, effective immediately. If this Agreement is terminated by Borrower under this Section 6.2 (a) at any time within the first twelve (12) months after the date of this Agreement, Borrower shall pay to Silicon a termination fee in an amount equal to one percent (1.0%) of the Maximum Credit Limit; and, (b) at any time after the first anniversary of the date of this Agreement but prior to the  Maturity Date, Borrower shall pay to Silicon a termination fee in an amount equal to one-half of one percent (0.50%) of the Maximum Credit Limit; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Silicon or another division of Silicon. The termination fee shall be due and payable on the effective date of any such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

6.3  Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith (as estimated by Silicon in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon’s then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon’s security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Silicon’s security interests.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1  Events of Default. The  occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower’s officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Maximum Credit Limit; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

7.2  Remedies. Upon the occurrence and during the continuance of any Event of Default,  Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

(ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower’s premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower’s premises without charge, for such time or times as Silicon deems reasonable, or on Silicon’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Offset against any sums in any of Borrower’s general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and (i) Demand and receive possession of any of Borrower’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon’s rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent (4%) per annum (the “Default Rate”).

7.3  Standards for Determining Commercial Reasonableness. Borrower and Silicon agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:  (i) written notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) written notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m;  (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4  Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon’s other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower’s expense, to do any or all of the following, in Borrower’s name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner:  (a) Execute on behalf of Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon’s security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon’s possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower’s taxes or to secure the release of any liens therefor, or both; (h)

Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon’s rights under the foregoing power of attorney or any of Silicon’s other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

7.5  Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

7.6  Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8.             DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on an Account.

“Accounts” means all present and future “accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

“Affiliate” means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

“Business Day” means a day on which Silicon is open for business.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 2 above.

“continuing” and “during the continuance of” when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

“Default” means any event which, with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 7.2 above.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Eligible Inventory” - Not Applicable

“Eligible Accounts”  means Accounts and General Intangibles arising in the ordinary course of Borrower’s business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, for which an invoice has been issued, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon’s good faith business judgment, the following (the “Minimum Eligibility Requirements”) are the minimum requirements for an Account to be an Eligible Account:  (i) the Account must not be outstanding for more than 90 days from its invoice date (the “Eligibility Period”), (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, or be offsetting deferred revenue (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not reasonably acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon’s satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon),  (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor). Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower, and, in the event that such revisions are material, Borrower may prepay the outstanding Loans and terminate this Agreement without payment of any early termination fee.

“Equipment” means all present and future “equipment” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Event of Default” means any of the events set forth in Section 7.1 of this Agreement.

“GAAP” means generally accepted accounting principles consistently applied.

“Guarantor” means any present or future guarantor of the Obligations, including XPLORE TECHNOLOGIES CORP.

“General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“good faith business judgment” means honesty in fact and good faith (as defined in Section 1-201 of the Code) in the exercise of Silicon’s business judgment.

“including” means including (but not limited to).

 “Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; and (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Loan Documents” means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower related to the Loans, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

“Material Adverse Change” means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any material portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon’s security interests in the Collateral.

“Obligations” means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

“Other Property” means the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

“Payment” means all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrower’s outstanding Loans or, if the balance of the Loans have been reduced to zero, for credit to its Deposit Accounts.

“Permitted Indebtedness” means the following:  (a) Borrower’s indebtedness to Silicon under this Agreement or the Loan Documents; (b) indebtedness existing on the date hereof which is disclosed in writing to Bank in the Representations; (c) Subordinated Debt; (d) indebtedness incurred after the date hereof not to exceed $50,000 in the aggregate in any fiscal year of Borrower secured by a lien described in clause (i) of the defined term “Permitted Liens;” (e) indebtedness to trade creditors incurred in the ordinary course of business; (f) indebtedness secured by Permitted Liens; and (g) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower.

“Permitted Investments” means the following: (a) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank; (b) Investments not to exceed $50,000 in the aggregate at any one time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors; (c) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; and (d) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of Borrower’s business.

“Permitted Liens” means the following:  (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (ix) leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and (x) liens related to the Subordinated Debt, including the New Phoenix Agreement referred to in the Schedule. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

“Representations” means the written Representations and Warranties or Perfection Certificate provided by Borrower to Silicon referred to in the Schedule.

“Reserves” means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule:  (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may reasonably be expected to, with notice or passage of time or both, constitute an Event of Default.

“Subordinated Debt” means debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Silicon and which is reflected in a written agreement in a manner and form acceptable to Silicon in its sole discretion and approved by Silicon in writing, including the Subordination Agreement between Phoenix Enterprises LLC and others and Bank, the Subordination Agreement between Phoenix Venture Fund LLC and another and Bank, and the Subordination Agreement between Guarantor and Bank, each dated as of April 22, 2005; the Subordination Agreement between Phoenix Venture Fund LLC and others and Bank dated the date hereof; and for purposes of this Agreement shall also include the Intercreditor Agreement entered into between Wistron Corporation and Bank dated as of April 22, 2005 and entered into in connection with the Prior Agreement (defined below).

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.             GENERAL PROVISIONS.

9.1  Interest Computation; Float Charge. In computing interest on the Obligations, all Payments received after 12:00 Noon (Pacific Standard Time) on any day shall be deemed received on the next Business Day. In addition, Silicon shall be entitled to charge Borrower a “float” charge in an amount equal to two Business Days interest, at the interest rate applicable to the Loans, on all Payments received by Silicon. Said float charge is not included in interest for purposes of computing Minimum Monthly Interest (if any) under this Agreement. The float charge for each month shall be payable on the last day of the month. Silicon shall not, however, be required to credit Borrower’s account for the amount of any item of payment, which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower’s loan account for the amount of any item of payment which is returned to Silicon unpaid.

9.2  Application of Payments. All payments with respect to the Obligations may be applied, and in Silicon’s good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

9.3  Charges to Accounts. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower’s Loan account, in which event they will bear interest at the same rate applicable to the

Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower’s Deposit Accounts maintained with Silicon.

9.4  Monthly Accountings. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

9.5  Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

9.6  Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

9.7  Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

9.8  Waivers; Indemnity. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys’ fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and Borrower, or any other matter relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee’s own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

9.9  No Liability for Ordinary Negligence. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

9.10  Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

9.11  Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

9.12  Attorneys Fees and Costs. Borrower shall reimburse Silicon for all reasonable attorneys’ fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys’ fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower’s books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon’s security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower’s obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon’s attorneys, but Borrower acknowledges and agrees that Silicon’s attorneys are representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys’ fees, including (but not limited to) reasonable attorneys’ fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys’ fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower’s Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

9.13  Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

9.14  Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

9.15  Limitation of Actions. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after Borrower has knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

9.16  Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

9.17  Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be the County of Santa Clara, California; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

9.18  Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

9.19  Mutual Waiver of Jury Trial. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER RELATED PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:			Silicon:

XPLORE TECHNOLOGIES CORPORATION			SILICON VALLEY BANK
OF AMERICA

By:	/s/ Michael J. Rapisand	By:	/s/ Shelia Colson
	Title: Chief Financial Officer and Secretary		Title: Vice President

Silicon Valley Bank

Schedule to

Loan and Security Agreement

Borrower:	XPLORE TECHNOLOGIES CORPORATION OF AMERICA
Address:	14000 Summit Drive, Suite 900
Austin, Texas 78728
(FAX: 512-336-7791)

Date:	September 15, 2005

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

1.              CREDIT LIMIT

(Section 1.1): For Revolving Loans:

An amount not to exceed the lesser of:  (i) $5,000,000.00 at any one time outstanding (the “Maximum Credit Limit”), or (ii) the “Borrowing Base” which is 75% (an “Advance Rate” and the “A/R Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above in this Agreement).

Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts, or other Collateral, and, in the event that Silicon decreases such Advance Rate by more than 5%, Borrower may prepay the outstanding Loans and terminate this Agreement without payment of any early termination fee. In addition, Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment.

Letter of Credit Sublimit

(Section 1.6):

An amount not to exceed $500,000.00, provided that the total utilization under the Letter of Credit Sublimit, Cash Management Services Sublimit, and the Foreign Exchange Contract Sublimit shall not, at any time, exceed $500,000.00.

Cash Management Services Sublimit:

An amount not to exceed $500,000.00, provided that the total utilization under the Letter of Credit Sublimit, Cash Management Services Sublimit, and the Foreign Exchange Contract Sublimit shall not, at any time, exceed $500,000.00.

Cash Management Services and Reserves:

Borrower may use Loans available hereunder, up to the Cash Management Services Sublimit set forth above, for Silicon’s Cash Management Services (as defined below), including, merchant services, business credit card, automated clearing house services and other services identified in any cash management services agreement with Silicon related to such service (the “Cash Management Services”). Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment in connection with the Cash Management Services, and Silicon may charge to Borrower’s Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

Foreign Exchange Contract Sublimit:

$500,000.00, provided that the total utilization under the Letter of Credit Sublimit, Cash Management Services Sublimit, and the Foreign Exchange Contract Sublimit shall not, at any time, exceed $500,000.00.

Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contracts”); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the Foreign Exchange Contract Sublimit set forth above. Silicon shall have the right to withhold, from the Loans otherwise available to Borrower under this Agreement, a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX

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Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

2.              INTEREST.

Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 2.25% (the “Margin”) per annum, subject to adjustment as set forth below. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

If Borrower’s EBITDA (as defined in Section 5 of this Schedule) for  a fiscal quarter, on an aggregate basis for the 3 months in each fiscal quarter, falls within the range under the heading “Quarterly EBITDA” below, then the Margin shall be adjusted to the percentage set forth under the heading “Margin” below, as of the end of each fiscal quarter, upon receipt of Borrower’s monthly financial statement for the last month of such quarter, and such adjustment, if any, shall take effect on the first day of the following quarter:

Quarterly EBITDA	Margin
< $0.00	2.25%
> $0.00 but < $250,000	2.00%
> $250,000	1.50%

Minimum Monthly Interest (Section 1.2):

Not Applicable

3.              FEES (Section 1.4):

Loan Fee:

$50,000.00, payable concurrently herewith.

Unused Line Fee:

In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.25% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Loans outstanding during the month, which unused line

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fee shall be computed and paid monthly, in arrears, on the last day of the month.

Collateral Monitoring Fee:

$1,000.00, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement).

4.              COLLECTIONS (SECTION 4.4):

All payments on, and proceeds of Borrower’s Accounts shall be deposited into a lockbox account at Silicon and applied directly to the Obligations.

5.              FINANCIAL COVENANTS (Section 5.1):

Borrower shall comply with the following covenant. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Cumulative EBITDA:

Borrower shall maintain a minimum cumulative EBITDA of not less than ($4,300,000.00), or in other words, no cumulative EBITDA loss exceeding $4,300,000.00, on a fiscal year-to-date basis, beginning with April, 2005, subject to the right of Silicon to reset the EBITDA amount specified in this covenant, in Silicon’s sole discretion, upon receipt of Borrower’s annual financial projections for the fiscal year ending 03/31/2007 and, in Silicon’s analysis, Silicon will allow for a 25% deviation from Board-approved projections for such fiscal year.

Definitions.

For purposes of the foregoing financial covenant, the following term shall have the following meaning:

“EBITDA” means earnings before interest, taxes, depreciation and amortization, excluding any non-cash expenses related to stock compensation activities and gains from the Xpad sale, with all such terms being determined in accordance with GAAP.

6.              REPORTING. (Section 5.3):

Borrower shall provide Silicon with the following:

1.               Weekly Transaction Reports and schedules of sales and collections, on Silicon’s standard form, on a weekly basis and with each request for a Loan.

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2.               Monthly accounts receivable agings, aged by invoice date, within 20 days after the end of each month.

3.               Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within 20 days after the end of each month.

4.               Monthly unaudited financial statements, as soon as available, and in any event within thirty (30) days after the end of each month.

5.               Monthly Compliance Certificates, within thirty (30) days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

6.               Annual projected, operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

7.               Annual consolidated financial statements, as soon as available, and in any event within 90 days following the end of Borrower’s fiscal year, audited by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

7.     COLLATERAL AUDITS. (Section 5.4):

Collateral audits may be required in Silicon’s sole discretion every 4 months, subject at all times to the terms of Section 5.4 of this Agreement and as conditions or circumstances may require.

8.     NEGATIVE COVENANTS. (Section 5.5):

As exceptions to Section 5.5 of this Agreement:

(a)          Borrower may incur up to $5,000,000.00 in new debt under the New Phoenix Agreement defined below (it being recognized that $3,000,000.00 of such debt is refinancing previous indebtedness of Borrower) as long as such debt becomes Subordinated Debt as referred to in Section 11(2) of this Schedule.

(b)         Upon receipt of net proceeds of a new issue of Borrower’s or Guarantor’s equity securities in which such net proceeds exceed $5,000,000.00, Borrower may use the

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amount of such net proceeds which exceed $5,000,000.00 to prepay the interest on and up to $5,000,000.00 in principal of the Subordinated Debt most recently incurred and owing to Phoenix Venture Fund LLC and others under the New Phoenix Agreement defined below.

(c)          Guarantor may re-incorporate in the United States, as long as Silicon has received 30 days’ advance notice thereof.

(d)         Borrower may make (a) distributions to Guarantor in amounts not to materially exceed the amount identified as Canadian Operating Expenses in the forecasts and projections of Guarantor and Borrower provided to Silicon from time to time as long as such amounts are used for or relate directly to the support of Borrower’s business or operations, and (b) repurchases of stock in Borrower from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000 in any fiscal year, provided that no Event of Default has occurred and is continuing or would exist after giving  effect to any such repurchase.

9.     MATURITY DATE (Section 6.1):

The date two (2) years from the date of this Agreement.

10.  BORROWER INFORMATION:

Borrower represents and warrants that the information set forth in the Perfection Certificate of the Borrower dated September           , 2005, previously submitted to Silicon (the “Representations”) is true and correct as of the date hereof.

11.       ADDITIONAL PROVISIONS

(1)           Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 90 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon’s first-priority security interest in said Deposit Accounts and investment accounts.

(2)           Subordination of Debt. All present and future indebtedness of Borrower for borrowed money which is secured by any assets of Borrower shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon’s standard form or otherwise satisfactory to Silicon in its sole discretion. Borrower represents and warrants that there is no secured debt for borrowed money presently outstanding, except for that described on Annex 11–(2) attached hereto. Prior to incurring any such debt in the future, Borrower shall obtain Silicon’s prior written consent and cause the person to whom such debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon’s standard form.

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(3)           Conditions Precedent. The making of the first Loan hereunder is subject to the following conditions precedent:  Silicon shall have received: (a) the Loan Fee specified above in Section 3 of this Schedule; (b) evidence satisfactory to Silicon that Borrower and Guarantor have closed (or are closing contemporaneously with the execution of this Agreement) that certain September 2005 Debenture Purchase Agreement dated September 15, 2005 with Phoenix Venture Fund LLC and other lenders named therein, providing for the purchase and  funding of Debentures thereunder of up to $5,000,000.00 (the “New Phoenix Agreement”), and have executed and delivered (or are executing and delivering) all documents required in connection with the New Phoenix Agreement, including the purchase and funding of Debentures for $3,000,000.00 to be applied to the Secured Promissory Notes of the Borrower issued in May and July, 2005 in an aggregate of $3,000,000.00, and that all debt incurred under the New Phoenix Agreement by Borrower shall be Subordinated Debt as defined in this Agreement and confirmed by a new Subordination Agreement between the Lenders under the New Phoenix Agreement and  Silicon dated the date of this Agreement; (c) a replacement Intellectual Property Security Agreement executed by Borrower in a form specified by Silicon covering all of Borrower’s Intellectual Property as of the date of this Agreement; and (d) reaffirmations in form and substance satisfactory to Silicon of (i) the Unconditional Guaranty from the Guarantor, (ii) each existing Subordination Agreement from the respective creditors identified therein, and (iii) the Intercreditor Agreement from Wistron Corporation.

(4)           Intellectual Property. Borrower shall provide written notice to Bank of any new application filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing. Borrower shall not register any Intellectual Property with the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior notice to Bank of its intent to register such Intellectual Property and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Intellectual Property  proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Intellectual Property.

(5)           Prior Agreement. This Agreement constitutes an amendment and restatement of that certain Loan and Security Agreement dated as of April 22, 2005 between Silicon and Borrower, as amended (the “Prior Agreement”), and any and all Obligations of Borrower to Silicon under the Prior Agreement shall continue and shall be governed by this Agreement. This Agreement shall not constitute a novation of any Obligation of Borrower to Silicon. All references to the “Loan and Security Agreement” in any of the Loan Documents executed in connection with the Prior Agreement shall mean this Agreement.

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Borrower:		Silicon:

XPLORE TECHNOLOGIES CORPORATION		SILICAON VALLEY BANK
OF AMERICA

By:	/s/ Michael J. Rapisand	By:	/s/ Shelia Colson
Title:	Chief Financial Officer and Secretary	Title:	Vice President

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Annex 11-2

Outstanding secured debt for borrowed money

Creditor	Aggregate Principal Amount of Debentures Issued	Aggregate Principal Amount of Debentures Outstanding	Security
The Lenders set forth in Schedule 1 to the November 2002 Debenture Agreement	US$5,000,000	US$4,664,872.55

Guaranty and General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets, together with security granted by Xplore Technologies Corp. pursuant to the November 2002 Debenture Agreement over all its assets.

The Lenders set forth in Schedule 1 to the December 2002 Debenture Agreement	US$1,000,000	US$970,000

Guaranty and General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets, together with security granted by Xplore Technologies Corp. pursuant to the December 2002 Debenture Agreement over all its assets.

The Lenders set forth in Schedule 1 to the April 2003 Debenture Agreement	US$1,000,000	US$725,000

Guaranty and General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets, together with security granted by Xplore Technologies Corp. pursuant to the April 2003 Debenture Agreement over all its assets.

The Lenders set forth in Schedule 1 to the Second April 2003 Debenture Agreement	US$1,000,000	US$725,000	Guaranty and General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets, together with security granted by Xplore Technologies Corp. pursuant to the Second April 2003 Debenture Agreement over all its assets.
Silicon Valley Bank	US$2,625,000	US$593,323.44	General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets.
The Lenders set forth in Schedule 1 to the December 2004 Debenture Agreement	US$5,000,000	US$5,000,000

Guaranty and General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets, together with security granted by Xplore Technologies Corp. pursuant to the December 2004 Debenture Agreement over all its assets.

The Phoenix Venture Fund	US$2,500,000	US$2,500,000	General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets.
The Philip S. Sassower 1996 Charitable Remainder Annuity Trust	US$250,000	US$250,000	General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets.
MAG Multi Corp.	US$250,000	US$250,000	General Security Agreement executed by Xplore Technologies Corporation of America granting security over all its assets.

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FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of November, 2005, by and between SILICON VALLEY BANK (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 15, 2005 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to increase the amount available to be borrowed as Revolving Loans by providing a foreign account receivable sublimit in the Borrowing Base, as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Schedule Section 1 (Credit Limit – For Revolving Loans). The first two paragraphs of Section 1 of the Schedule to the Loan Agreement are amended in their entirety and replaced with the following:

An amount not to exceed the lesser of:  (i) $5,000,000.00 at any one time outstanding (the “Maximum Credit Limit”), or (ii) the “Borrowing Base” which is (a) 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above in this Agreement) owing from Account Debtors located in or having their principal place of business in the United States or Canada (“Eligible Domestic Accounts”) plus (b) the lesser of (1) 80% (also an

1

“Advance Rate”) of Eligible Foreign Accounts (as defined below), or (2) 30% (also an “Advance Rate”) of the total of Eligible Accounts, or (3) $1,000,000.00.

“Eligible Foreign Accounts” are Accounts owing by an Account Debtor which is not located in or does not have its principal place of business in the United States or Canada, but are otherwise Eligible Accounts (except that if more than 25% of the Accounts owing from such an Account Debtor are outstanding for a period longer than 90 days from invoice date (without regard to unapplied credits) or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing), and that are Accounts (a) covered by credit insurance satisfactory to Bank, less any deductible; (b) supported by letter(s) of credit acceptable to Bank; or (c) that Bank approves in writing.

Silicon may, from time to time, modify any Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts, or other Collateral, and, in the event that Silicon decreases any such Advance Rate by more than 5%, Borrower may prepay the outstanding Loans and terminate this Agreement without payment of any early termination fee. In addition, Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment.

3.             Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

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4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on or before September 15, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES
CORPORATION OF AMERICA

By:	/s/ Renaie Hundall	By:	/s/ Michael J. Rapisand
Name:	Renaie Hundall	Name:	Michael J. Rapsiand
Title:	Relationship Manager	Title:	Chief Financial Officer

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SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	XPLORE TECHNOLOGIES CORPORATION OF AMERICA

LOAN OFFICER:

DATE:

Loan Fee

$

Documentation Fee

$

TOTAL FEES DUE

$

{   }   A check for the total amount is attached.

{   }   Debit DDA #                                  for the total amount.

BORROWER:

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)

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SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 15th day of May, 2006, by and between SILICON VALLEY BANK (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.            Bank and Borrower entered into that certain Loan and Security Agreement dated as of September 15, 2005 as amended by that certain First Amendment thereto dated as of November 28, 2005 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to clarify the definition of “Eligible Foreign Accounts”, as more fully set forth herein.

D.            Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendment to Loan Agreement.

2.1          Schedule Section 1 (Credit Limit – For Revolving Loans). The definition of “Eligible Foreign Accounts” set forth in of Section 1 of the Schedule to the Loan Agreement as amended by the First Amendment to Loan and Security Agreement dated November 28, 2005 is amended in its entirety and replaced with the following:

“Eligible Foreign Accounts” are Accounts owing by an Account Debtor which is not located in or does not have its principal place of business in the United States or Canada, but are otherwise Eligible Accounts (except that if more than 25% of the Accounts owing from such an Account Debtor are outstanding for a period longer than 90 days from invoice date (without regard to unapplied

1

credits) or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing).

3.             Limitation of Amendment.

3.1          The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on or before September 15, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended

2

by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES
CORPORATION OF AMERICA

By:	/s/ Benjie Polnick	By:	/s/ Michael J. Rapisand
Name:	Benjie Polnick	Name:	Michael J. Rapsiand
Title:	Vice President	Title:	Chief Financial Officer

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SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	XPLORE TECHNOLOGIES CORPORATION OF AMERICA

LOAN OFFICER:

DATE:

Loan Fee

$

Documentation Fee

$

TOTAL FEES DUE

$

{   }   A check for the total amount is attached.

{   }   Debit DDA #                              for the total amount.

BORROWER:

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)

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THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of February, 2007, by and between SILICON VALLEY BANK (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.            Bank and Borrower entered into that certain Loan and Security Agreement dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 28, 2005 and that certain Second Amendment to Loan and Security Agreement dated as of May 15, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement. Xplore Technologies Corp. (“Guarantor”) is the Guarantor of Borrower’s obligations to Bank under that certain Unconditional Guaranty dated April 22, 2005 and, to secure Borrower’s obligations to Bank, Guarantor has granted to Bank a security interest in all of Guarantor’s intellectual property assets under that certain Intellectual Property Security Agreement dated as of April 22, 2005. Certain other creditors of Borrower that had entered into Subordination Agreements with Bank dated April 22, 2005 and September 15, 2005, respectively, have converted various debentures and notes held by such creditors into equity securities of Borrower.

B.            Borrower has requested that Bank amend the Loan Agreement to increase the Maximum Credit Limit, increase the amount available under the Borrowing Base, change the financial covenants, and extend the Maturity Date, as more fully set forth herein.

D.            Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

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2.             Amendments to Loan Agreement.

2.1          Schedule Section 1 (CREDIT LIMIT). What are now the first three paragraphs of Section 1 of the Schedule to the Loan Agreement under the heading “(Section 1.1): For Revolving Loans” are amended entirely and replaced with the following:

An amount not to exceed the lesser of:  (i) $8,000,000.00 at any one time outstanding (the “Maximum Credit Limit”), or (ii) the “Borrowing Base” which is the sum of:

(a) 80% (an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above in this Agreement) owing from Account Debtors located in or having their principal place of business in the United States or Canada (“Eligible Domestic Accounts”) plus

(b) 80% (also an “Advance Rate”) of Eligible Foreign Accounts (as defined below), but such margined amount of Eligible Foreign Accounts included in the Borrowing Base may not exceed $2,500,000.00, provided, that additional amounts of Eligible Foreign Accounts exceeding such limit may be included in the event of unusually large, foreign sales to established customers on a case-by-case basis and Silicon, in its complete and sole discretion, approves in writing, plus

(c) 25% (also and “Advance Rate”) of Eligible Inventory (as defined below), but such margined amount of Eligible Inventory included in the Borrowing Base may not exceed $1,750,000.00, or, if less, 35% (also an “Advance Rate”) of the total of Eligible Domestic Accounts and Eligible Foreign Accounts.

“Eligible Foreign Accounts” are Accounts owing by an Account Debtor which is not located in or does not have its principal place of business in the United States or Canada, but are otherwise Eligible Accounts (except that if more than 25% of the Accounts owing from such an Account Debtor are outstanding for a period longer than 90 days from invoice date (without regard to unapplied credits) or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing).

“Eligible Inventory” means all Inventory which Silicon, in its good faith business judgment, deems eligible for borrowing. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Silicon’s good faith business judgment, the following are the minimum requirements for Inventory to be Eligible Inventory:  the Inventory must (i) consist of finished goods or raw materials, in good, new and salable condition, which are not perishable, returned, consigned, obsolete, otherwise un-merchantable, damaged, or defective and are not comprised of demonstrative or custom inventory, work in process, packaging or shipping materials or supplies; (ii) meet all applicable governmental standards; (iii) have been manufactured in

2

compliance with the Fair Labor Standards Act; (iv) conform in all respects to the warranties and representations set forth in this Agreement; (v) are not subject to any liens, charges, security interests, encumbrances or adverse claims, except for Permitted Liens and the first priority security interest granted or in favor of Silicon under this Agreement or any of the other Loan Documents; (vi) are located at the locations identified by Borrower in the Representations where it maintains Inventory (or any location permitted under Section 3.3 above in this Agreement), and (vii) is otherwise acceptable to Silicon in its good faith business judgment.

Silicon may, from time to time, modify any Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts, or other Collateral, and, in the event that Silicon decreases any such Advance Rate by more than 5%, Borrower may prepay the outstanding Loans and terminate this Agreement without payment of any early termination fee. In connection with the addition of a margined amount of Eligible Inventory as part of the Borrowing Base, an appraisal of Borrower’s Inventory shall be prepared for Silicon within 60 days after such addition, at Borrower’s expense, by an independent appraiser acceptable to Silicon. In addition, Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment.

2.2          Schedule Section 2 (INTEREST). The portion of Section 2 of the Schedule to the Loan Agreement under the heading “Interest Rate (Section 1.2)” is amended entirely and replaced with the following:

A rate equal to the “Prime Rate” in effect from time to time, plus 2.25% (the “Margin”) per annum, subject to adjustment as set forth below, provided, however, that any Loans that rely upon or are based on any margined amount of Eligible Inventory included in the Borrowing Base (the “Inventory Loans”) shall bear interest at a rate equal to the Prime Rate in effect from time to time, plus 2.50% (also a “Margin”) per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

If Borrower’s EBITDA (as defined below) for a fiscal quarter, on an aggregate basis for the 3 months in each fiscal quarter, falls within the range under the heading “Quarterly EBITDA” below, then the Margin shall be adjusted to the percentage set forth under the heading “Margin” below, for the applicable Loans, as of the end of each fiscal quarter, upon receipt of Borrower’s monthly financial statement for the last month of such quarter, and such adjustment, if any, shall take effect on the first day of the following quarter:

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Quarterly EBITDA	Margin

< $0.00	2.25% but 2.50% for Inventory Loans
> $0.00 but < $250,000	2.00% but 2.25% for Inventory Loans
> $250,000	1.50% but 1.75% for Inventory Loans

For purposes of the foregoing, the following term shall have the following meaning:

“EBITDA” means earnings before interest, taxes, depreciation and amortization, and excluding any non-cash expenses, with all such terms being determined in accordance with GAAP.

2.3          Schedule Section 3 (FEES (Section 1.4)). The portion of Section 3 of the Schedule to the Loan Agreement under the heading “Collateral Monitoring Fee” is amended entirely and replaced with the following:

$1,250.00, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement).

2.4          Schedule Section 5 (FINANCIAL COVENANTS (Section 5.1)). Section 5 of the Schedule to the Loan Agreement is amended entirely and replaced with the following:

Borrower shall comply with the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth of not less than $3,750,000.00.

Minimum Excess Availability. Borrower shall maintain a minimum Excess Availability of not less than $750,000.00.

Definitions. For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Tangible Net Worth” means the sum of total assets minus General Intangibles minus total liabilities plus Subordinated Debt.

“Excess Availability” means the sum of cash on hand plus the amount remaining or available for Borrower to borrow under the Borrowing Base (as calculated above in Section 1 of this Schedule, including applicable terms and definitions) after deducting outstanding Loans and any reserves.

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2.5          Schedule Section 9 (MATURITY DATE (Section 6.1)). Section 9 of the Schedule to the Loan Agreement is amended entirely and replaced with the following:        March 31, 2008.

3.             Limitation of Amendment.

3.1          The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on or before September 15, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.             Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment to Bank of a Loan Amendment fee in an amount equal to $29,375.00, (c) Bank’s receipt of reaffirmations in form and substance satisfactory to Bank of (i) the Unconditional Guaranty from the Guarantor, and (ii) the existing Subordination Agreement from the Guarantor, (d) Bank’s receipt of an up-dated Perfection Certificate from Borrower, and (e) Borrower’s payment to Bank of any and all Bank expenses incurred in connection with this Amendment as contemplated in Section 9.12 of the Loan Agreement and of any other billed but unpaid fees or expenses owing to Bank.

8.             Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

10.          Miscellaneous. All of the provisions in Section 9 of the Loan Agreement which are not already included in this Amendment are incorporated in this Amendment by this reference as if fully set forth herein, except that the references in the Loan Agreement to the term “this Agreement” and words of similar import shall mean this Amendment.

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11           Jury Trial Waiver. BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:	/s/ Regina Perkins	By:	/s/ Michael J. Rapisand

Name:	Regina Perkins	Name:	Michael J. Rapisand
Title:	Relationship Manager	Title:	Chief Financial Officer

7

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	XPLORE TECHNOLOGIES CORPORATION OF AMERICA

LOAN OFFICER:

DATE:

Loan Fee

$

Documentation Fee

$

TOTAL FEES DUE

$

{   }   A check for the total amount is attached.

{   }   Debit DDA #                            for the total amount.

BORROWER:

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)

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